Exhibit 3.1(n)

P09000016429

Florida Department of State

Division of Corporations

Electronic Filing Cover Sheet

Note: Please print this page and use it as a cover sheet. Type the fax audit number (shown below) on the top and bottom of all pages of the document.

(((H16000243095 3)))

H160002430953ABC/

Note: DO NOT hit the REFRESH/RELOAD button on your browser from this page. Doing so will generate another cover sheet.

To:

Division of Corporations
Fax Number : (850)617-6380

From:

Account Name : LEGAL & COMPLIANCE, LLC
Account Number : I20140000006
Phone : (561)514-0936
Fax Number : (561)514-0832

2016 SEP 29 AM 7:09

FILED

Enter the email address for this business entity to be used for future annual report mailings. Enter only one email address please.

Email Address:____________________________

RECEIVED 16 SEP 29 PM 4:45

COR AMND/RESTATE/CORRECT OR O/D RESIGN

CAROLCO PICTURES, INC.

Certificate of Status	0
Certified Copy	0
Page Count	08
Estimated Charge	$35.00

SEP 3 0 2015

C. CARROTHERS

Electronic Filing Menu Corporate Filing Menu Help

Articles of Amendment
to
Articles of Incorporation
of

Carolco Pictures, Inc.

(Name of Corporation as currently filed with the Florida Dept. of State)

P09000016429

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

_______________ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent _______________

____
(Florida street address)

New Registered Office Address: _______________, Florida _______________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

f amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and ıddress of each Officer and/or Director being added:

Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:
P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.
Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation. Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ____ Change	______	______	______
____ Add			______
____ Remove			______
2) ____ Change	______	______	______
____ Add			______
____ Remove			______
3) ____ Change	______	______	______
____ Add			______
____ Remove			______
4) ____ Change	______	______	______
____ Add			______
____ Remove			______
5) ____ Change	______	______	______
____ Add			______
____ Remove			______
6) ____ Change	______	______	______
____ Add			______
____ Remove			______

E. If amending or adding additional Articles, enter change(s) here:
(Attach *additional sheets, if necessary*). *(Be specific)*

See attached Amended and Restated Certificate of Designations of the Series C Preferred Stock of Carolco Pictures, Inc. amending and restating the Certificate of Designation of the Series C Preferred Stock of the Corporation filed by the Corporation with the Secretary of State of the State of Florida on July 21, 2016 in its entirety to provide as set forth in the attached.

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(if not applicable, indicate N/A)

The date of each amendment(s) adoption: September 27, 2016, if other than the date this document was signed.

Effective date if applicable: ______________________

(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **(CHECK ONE)**

☐ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________."
(voting group)

■ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated September 27, 2016

Signature ______________________

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

David Cohen

(Typed or printed name of person signing)

Chief Executive Officer

(Title of person signing)

AMENDED AND RESTATED CERTIFICATE OF DESIGNATION
of the
SERIES C PREFERRED STOCK
Of
Carolco Pictures, Inc.

Carolco Pictures, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the Florida Business Corporation Act (the "Act"), does hereby certify that pursuant to the provisions of Sections 607.0821, 607.0602 and 607.0603 of the Act, the Corporation hereby states as follows:

1. The name of the corporation is Carolco Pictures, Inc.

2. The Amended and Restated Certificate of Designation of the Series C Preferred Stock of the Corporation was duly adopted by the Board of Directors of the Corporation, pursuant to its unanimous written consent, on September 27, 2016.

3. The Amended and Restated Certificate of Designation of the Series C Preferred Stock of the Corporation as set forth below amends and restates the Certificate of Designation of the Series C Preferred Stock of the Corporation filed by the Corporation with the Secretary of State of the State of Florida on July 21, 2016 in its entirety to provide as follows:

****

Section 1. <u>Definitions.</u> For the purposes hereof, the following terms shall have the following meanings:

(a) "*Common Stock*" means the Corporation's common stock, par value $0.0001 per share.

(b) "Person" means a corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

Section 2. <u>Designation and Amount.</u> The series of preferred stock shall be designated as Series C Preferred Stock (the "Series C Stock") and the number of shares so designated shall be 41,000,000 shares.

Section 3. <u>Rights and Powers.</u>

(a) <u>Economic Rights.</u> The Series C Stock shall have no economic rights to receive any distributions or other assets of the Corporation.

(b) <u>Dividend Rights.</u> The Series C Stock shall have no dividend rights except as may be declared by the Board in its sole and absolute discretion, out of funds legally available for that purpose.

(c) Vote. The holders of shares of Series C Stock (each, a "Holder" and collectively, the "Holders") shall be entitled to vote on all matters requiring a shareholder vote of the Corporation and each shareholder of record of Series C Stock shall have one (1) vote for each Series C Stock share outstanding in his, her or its name on the books of the Corporation relative to each Common Stock share.

(d) Conversion. At the option of the Holder (subject to the last sentence of this Section 3(d)) each share of Series C Stock shall be convertible into two (2) shares of Common Stock of the Company. There shall be no adjustment to the conversion ratio set forth in the immediately preceding sentence in the event of a reverse stock split or forward stock split of the Common Stock or for any other reason. Notwithstanding the forgoing, no Holder shall have any right to convert any shares of Series C Stock into shares of Common Stock until the time that there are sufficient shares of Common Stock of the Company authorized to permit the conversion of all authorized shares of Series C Stock.

Section 4. Miscellaneous.

(a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service, addressed to the Corporation at the primary offices of the Corporation. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Corporation, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (Eastern time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (Eastern time) on any date and earlier than 11:59 p.m. (Eastern time) on such date, (iii) the second Business Day (as defined below) following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

(b) Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the liquidated damages (if any) on, the shares of Series C Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

(c) Lost or Mutilated Series C Stock Certificate. If a Holder's Series C Stock

certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series C Stock so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Corporation.

(d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the Series C Stock (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the State of Florida (the "Florida Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Florida Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such Florida Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Certificate of Designation and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney's fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(e) Waiver. Any waiver by the Corporation or the Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation. The failure of the Corporation or the Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that

term or any other term of this Certificate of Designation. Any waiver must be in writing.

(f) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.

(g) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a day on which banks are generally required or authorized to be open for business in the State of Florida (a "Business Day"), such payment shall be made on the next succeeding Business Day.

(h) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

****

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed in its name by the undersigned, thereunto duly authorized, this 27th day of September, 2016.

By: ______________________

David Cohen

Chief Executive Officer